LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into as of **JUNE, 2005** by and between Daniel E. Josipovich and Dorothy E. Josipovich, as individuals, hereinafter, ("Lender") and The Bluebook International Holding Company, and any and all of its subsidiaries or parent company's, hereinafter, ("Borrower").

RECITALS

A. Borrower desires to obtain a loan from Lender, for the amount of $110,000 for Borrower's working capital purposes, including without limitation, developing its sales and marketing plans; and

B. Subject to the provisions hereinafter set forth, Lender and Borrower have reached an understanding concerning the terms and conditions under which Lender will make a loan available to Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

1.1 "Agreement": this Loan Agreement.

1.2 "Applicable Usury Law": the usury law applicable pursuant to the terms of Section 7.1 below or such other usury law which is applicable if the law chosen by the parties in Section 7.1 below is not.

1.3 "Borrower's Obligations": each and every obligation, duty, covenant, undertaking and condition of Borrower contained in the Loan Documents or hereafter owing to Lender.

1.4 "Collateral": the properties owned by Borrower on the Closing Date or at any time thereafter while the Borrower's Obligations are outstanding, as described on Exhibit B attached hereto and made a part hereof.

1.5 "Event of Default": the meaning set forth in Section 6.1 below.

1.6 "Fair Market Value" shall mean the average trading price of the Borrower's common stock for the immediately prior thirty (30) day period.

1.7 "Prime Rate": the prime rate of lending as reported in the Wall Street Journal.

1.8 "Loan": the term made available to Borrower pursuant to this Agreement, the total amount available under which is One Hundred and Ten Thousands Dollars ($110,000).

1.9 "Loan Documents": this Agreement, the Loan, the Security Agreement, and the other documents, certifications, instruments and agreements called for in this Agreement or otherwise executed in connection with the Loan, together with any and all amendments, renewals, replacements or restatements of any thereof, whether now or hereafter existing.

1.10 "Maturity Date" September 15, 2005.

1.11 "Loan": the Loan, in the form attached hereto as Exhibit A and made a part hereof, to be made and delivered by Borrower to Lender pursuant hereto in the principal amount, of One Hundred and Ten thousand $110,000 plus 8% interest and five points equal to ($5,500) due September 15, 2005 which may extended at the sole discretion of the Lender.

1.12 "Security Agreement": the Security Agreement between Borrower and Lender, in the form attached hereto as **Exhibit B** and made a part hereof.

1.13 "Security Interest": a security interest under the Uniform Commercial Code of the jurisdiction governing the perfection of any such security interest in the Collateral.

2. THE LOAN

2.1 Loan. Subject to the terms and conditions set forth in this Agreement, Lender shall provide to Borrower a Loan controlled by the Borrower as so long as the Borrower is not in default of any of the terms of this agreement for the term of this agreement.

2.2 Payments. Borrower agrees to duly submit to be punctually paid, or cause to be paid, all amounts due and owing under the Loan Documents at the times, places and manner specified in the Loan Documents, according to the terms thereof within five (5) days of due date.

2.3 Place and Manner of Payment. Payments under the Loan shall be made to Lender's office at 21391 Avenida Manantial, Lake Forest, Ca. 92630 unless and until Borrower is otherwise directed in writing by Lender. Anything else contained in this Agreement to the contrary notwithstanding, the outstanding principal including any and all outstanding amounts under the Loan, shall be at the rate of eight percent (8%) per annum with a balloon payment of 5 points at the time of payment. The Loan shall be repaid in monthly installments at least that amount that covers the interest payments due for a maximum term of twelve (12) months from the date of this agreement regardless of the actual amount actually borrowed and thereafter on a month to month basis only upon written approval by the Lender. The borrower has the right to

pay the loan in full without penalty or cause of action unless borrower is in material default of the terms and conditions of this agreement.

3. SECURITY INTEREST

3.1 Security Interest. To secure: (a) payment of the Loan and all other payments due and payable under the Loan Documents; and (b) Borrower shall execute and deliver to Lender on the date of the closing of this transaction ("Closing Date") the Security Agreement, pursuant to which Borrower shall grant to Lender a Security Interest in all of the Collateral and provide to Lender a signed copy of a UCC1. Borrower shall not execute or file the UCC1 until such time such demand is made by the Lender to the borrower for the repayment of this loan, or; any breach of any terms in this agreement, or; upon failure to pay the amount of the Loan in full upon maturation of the Loan.

4. COVENANTS

4.1 Access to Records. Upon reasonable advance notice to Borrower and during regular business hours, Borrower shall provide Lender full access to Borrower's books on the use of proceeds for purposes of a review by Lender or Lender's representatives.

4.2 Preservation of Corporate Status. Borrower must use its best efforts to (a) do all things necessary to preserve and keep in full force and effect the corporate existence, rights, franchises and permits of Borrower; (b) comply with all laws applicable to, and all rules and regulations having jurisdiction over, Borrower; (c) continue to conduct and operate its business services that are now conducted and operated; (d) maintain, preserve and protect its properties used or useful in the conduct of its business; (e) keep its insurable properties adequately insured and maintain such other insurance to such extent and against such risks as required.

4.3 Escrow Account/Automatic Deductions. Monthly payments due on the Loan will be automatically deducted from such borrower's bank or escrow account or as elected by Lender on the date each payment is due. Lender or Lender's Bank shall direct such withdrawal of funds on a timely basis.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

5.1 Representations, Warranties and Covenants of Borrower. Borrower hereby represents, warrants and covenants that:

(a) Organization and Business. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business and in good standing and has the corporate power to own its properties and to carry on its business as now being conducted. Borrower has the corporate

power to execute this Agreement, to pledge and grant the Security Interest in the Collateral in the manner contemplated herein and to borrow hereunder.

(b) Due Authorization. Borrower has taken action to authorize this borrowing and the execution, delivery and performance of the Loan Documents to which Borrower is a party and to grant and convey to Lender the Security Interest in the Collateral.

(c) No Consent. No consent, approval or authorization of, or registration or filing with, any governmental body or authority, or any other person not a party hereto, is or will be required as a condition to the valid execution, delivery, performance or enforceability of the Loan Documents, other than the filing of financing statements and board approval or the taking of any other action in the manner provided by law to perfect the Security Interest.

6. DEFAULTS AND REMEDIES

6.1 Events of Default. The occurrence of one or more of the following events shall constitute an Event of Default under this Agreement:

(a) Borrower fails to pay agreed amount of interest or principal when and as the same shall be due and payable and does not cure within seven (7) calendar days;

(b) Borrower (i) applies for, consents to, or acquiesces in the appointment of a trustee, custodian or receiver for such entity; (ii) admits in writing that it is unable to pay its debts; (iii) files a petition in any bankruptcy or any dissolution or liquidation proceeding;

(c) Borrower fails to cure any of the covenants, conditions and agreements on its part contained in the Loan Documents within seven (7) calendar days.

(d) Borrower enters into agreement to sell, transfer or license any of its assets of any kind that might or otherwise effect the security agreement in any manner without the written approval of the Lender.

6.2 Remedies. Upon the occurrence of an Event of Default, the Lender shall be entitled, but not obligated: (i) to terminate all further lending under the Loan; (ii) to exercise Lender's rights under the Security Agreement; and/or; (iii) to proceed by a suit or suits in equity or at law to protect and enforce Lender's rights hereunder.

6.3 Remedies Cumulative; No Waivers. No waiver of an Event of Default hereunder shall affect or alter (a) the Loan Documents, and the same shall continue in full force and effect, or (b) the rights of Lender with respect to any other then existing or subsequent Event of Default.

6.4 Release. Borrower agrees to and does hereby fully, finally, and forever *release, quitclaim and* discharge the Lender and its respective heirs, directors, agents, servants, employees, contractors, attorneys, affiliates, corporations, subsidiaries, parent entities, trustees, fiduciaries, administrators, predecessors, successors and assigns, and also all other persons, firms, associations, partnerships and entities **in** privity with or related to or affiliated with any such person, farm, corporation, association, partnership, group, organization or any other type of entity, from any and all claims, contracts, agreements, debts, *rights, liabilities, damages,* demands, suits, taxes of any kind, causes of action, costs, expenses, attorneys' fees, or losses of every kind, nature and description, known or unknown, at law or in equity, which it may now or hereafter have or claim to have had, regardless of when arising, up to the Effective Date of this Loan Agreement, including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever relating to the subject matter of this Agreement.

7. APPLICABLE USURY LAW

7.1 Applicable Usury Law. It is the intent of the parties to comply with the Applicable Usury Law. Accordingly, it is agreed that notwithstanding any provisions to the contrary in any of the Loan Documents, the rate of interest payable under the Loan Documents shall not at any time exceed a rate which, when combined with any and all other charges provided for in the Loan Documents (to the extent such other charges would constitute interest for the purpose of the Applicable Usury Law limiting interest which may be charged hereunder), exceeds the maximum interest rate permitted by the Applicable Usury Law with respect to the transactions contemplated hereby.

MISCELLANEOUS

7.2 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if delivered; (i) if sent by a nationally recognized overnight courier, properly addressed with postage prepaid, on the second business day after being sent; (ii) or if sent by registered or certified mail, upon the earlier of the date on which receipt is acknowledged or the date which is three (3) days after deposit in a United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address as such party may designate by notice to each other party hereunder:

If to Borrower:

The Bluebook International Holding Company
A Delaware Corporation

The Bluebook International, Inc.
A Nevada Corporation
21098 Bake Parkway, Suite 100 Lake Forest, CA 92630
Phone: (949) 470-9534
Fax: (949) 470-9563
Attn: Mark A. Josipovich/Chief Executive Officer

If to Lender:
Daniel & Dorothy Josipovich
21391 Avenida Manantial
Lake Forest, Ca. 92630

7.3 Headings; Interpretation. The headings and capitalized terms in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular section hereof. This Agreement shall be deemed to have been drafted by all the parties hereto, since each party was given an opportunity to be assisted by such party's counsel in reviewing, drafting and agreeing to this Agreement, and no ambiguity shall be resolved against any party by virtue of its participation in the drafting of this Agreement.

7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7.5 Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, undertakings and understandings, both written and oral, between Borrower and Lender with respect to the subject matter hereof.

7.6 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the Lender (which consent may be granted or withheld in the sole discretion of the Lender).

7.7 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without

limitation, any union or any employee or former employee of Borrower, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

7.8 Amendment. This Agreement may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, Borrower and Lender.

7.9 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed by their duly authorized representatives as of the day and year first above written.

"BORROWER"

The Bluebook International Holding Company
A Delaware Corporation &
The Bluebook International, Inc.
A Nevada Corporation

21098 Bake Parkway, Suite 100 Lake Forest, CA 92630
Phone: (949) 470-9534
Fax: (949) 470-9563
Attn: Mark A. Josipovich/Chief Executive Officer

By: ______________________________
Mark A. Josipovich
Chief Executive Officer

"LENDER"

Daniel & Dorothy Josipovich
21391 Avenida Manantial
Lake Forest, Ca. 92630

By: ______________________________
Daniel E. Josipovich

By: ______________________________
Dorothy E. Josipovich

EXHIBIT A

LOAN

$110,000

June 10, 2005
Lake Forest, California

FOR VALUE RECEIVED, the undersigned corporation (the "Borrower") hereby promises to pay to the order of Daniel and Dorothy Josipovich [Lender], Individuals (the "Lender"), at 21391 Avenida Manantial or such other location as the holder hereof may in writing designate, the principal sum of One hundred Ten thousand & NO/00 DOLLARS ($110,000) plus all other applicable fees and points (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Loan Agreement (as hereinafter defined)), in lawful money of the United States of America in available funds, on demand and agrees to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date each Loan payment is due at the rate per annum and on the dates provided in the Loan Agreement.

The Lender is hereby authorized by the Borrower to maintain records of the amount of each payment made by the borrower under the Loan Agreement, the date such payment is made, and the amount of each payment or prepayment of principal hereof received by the Lender.

This Loan as agreed by both the borrower and Lender, the "Loan" is the Loan referred to in the Loan agreement by both the borrower and Lender, dated as of June, 10, 2005 by and between Borrower and the Lender in accordance with the terms thereof, and evidences made by the Lender under the Credit Agreement.

Capitalized terms used in this Loan have the respective meanings assigned to them in the Loan Agreement.

Upon the occurrence of an Event of Default, the principal hereof and accrued interest hereon may be declared to be due and payable in the manner, upon the conditions provided in the Loan and Security Agreement.

This Loan shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of laws principles.

IN WITNESS WHEREOF, the Borrower has caused this Loan to be executed by their duly authorized representatives as of the day and year first above written.

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY AND ANY AND ALL OF ITS SUBSIDIARY AND PARENT COMPANIES

By: ______________________
Daniel T. Josipovich
Chief Operations Officer

By: ______________________
Mark A. Josipovich
Chief Executive Officer

EXHIBIT B

SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement ("Agreement"), dated as of June 10, 2005 is made by and between THE BLUEBOOK INTERNATIONAL HOLDING COMPANY a Delaware corporation and its subsidiary The Bluebook International, Inc. ("Debtor"), and Daniel and Dorothy Josipovich as Individuals, ("Secured Party").

RECITALS

A. Debtor has concurrently executed with Secured Party a Loan Agreement in which it has borrowed One Hundred and Ten thousand dollars ($110,000) plus all fees and interest from Secured Party.

B. Debtor has agreed with Secured Party that Debtor shall provide certain security for the obligations of Debtor under the Promissory Loans, including but not limited to a security interest in all of the assets of the Debtor.

C. All capitalized terms not otherwise defined will have the meaning set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein, the parties hereby agree as follows:

1. Grant of Security. As security for and in further consideration for the obligations of Debtor under the Promissory Loans, Debtor hereby grants to Secured Party a security interest in all present and future right, title and interest of Debtor in or to any property or assets whatsoever including, without limitation, any and all of the following property to the actual amount owed to Lender:

(a) All accounts receivable, agreements, contracts, leases, contract rights, rights to payment, instruments, documents, annuities, life insurance payments, security agreements, guaranties, undertakings, Loans and drafts, and all forms of obligations owing to Debtor or in which Debtor may have any interest, however created or arising;

(b) All intangibles, all tax refunds of every kind and nature to which Debtor now or hereafter may become entitled, however arising, all other refunds, and all deposits, chooses in action, computer programs, software, customer lists, trade names, patents, licenses, awards by the court, patents, trademarks, registered or not, and all copyrights.

Specifically, trademarks and trade names, the Bluebook, B.E.S.T., B.E.S.T.Net, B.E.S.T.Central, Insure to Value, ITV, Insured to Value as used or as may be used by the Debtor and any and all existing, new or modified forms. Also including but not limited to: all software, code, trade secrets, data, all derivative works of any kind, processes, developments, architecture, drawings, concepts, prototypes, samples, technical outlines and any and all other tangibles or intangibles of any kind as associated with these products or as conceived or owned, in any manner, by the Debtor as they exist today or as they may be modified or changed in any way by any person, group or entity of any kind prior and hereafter.

(c) All deposit accounts of Debtor, including but not limited to, any and all demand, time, savings, passbook or like account maintained by Debtor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Debtor, whether or not deposited in any such deposit account;

(d) All goods, including, without limitation, inventory, equipment, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of the Debtor's business;

(e) All merchandise, including, without limitation, all goods held for sale or lease or to be furnished under a contract of service, all raw materials and finished goods; all packing materials, supplies and containers relating to or used in connection with any of the foregoing;

(f) All accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, computers, hardware, data, data rights, office equipment of all kinds, furniture, fixtures, additions with respect to any of the foregoing;

(g) All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

(h) All proceeds and products of any of the foregoing, including, without limitation, all money, accounts, contracts, relationships, partnerships, all treasury stock, all stock as owned by the officers of the company, as agreed by founders, Daniel T. Josipovich and Mark A. Josipovich, deposit accounts, instruments, goods and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

The property so described in this Section 1 shall be referred to hereafter collectively as the "Collateral").

2. Indebtedness. The Collateral secures and will secure all indebtedness owed by Debtor to Secured Party under the Promissory Loans, this Agreement, and any other document or instrument relating thereto (all such documents shall be referred to herein as "Loan Documents").

3. Representations, Warranties and Covenants. Debtor hereby represents, warrants and covenants that, unless compliance is waived by Secured Party in writing:

(a) Debtor will properly maintain and care for the Collateral, not cause or permit any waste now or hereafter imposed on the Collateral;

(b) Debtor will notify Secured Party in writing prior to any change in Debtor's place of business, or, if Debtor has or acquires more than one place of business, prior to any change in Debtor's chief executive office, the office or offices where Debtor's Collateral are kept, or where Debtor's inventory is kept;

(c) Debtor will not sell, contract for sale or otherwise dispose of any of the Collateral except in the ordinary course of business by Debtor and may not change in any material aspect the collateral without the approval of the Lender;

(d) Debtor will promptly notify Secured Party in writing of any event which materially affects the value of the Collateral, the ability of Debtor or Secured Party to dispose of the Collateral, or the rights and remedies of Secured Party in relation thereto, including process against the Collateral and the adoption of any marketing order affecting the Collateral, whether governmental or otherwise;

4. Defaults. Any one or more of the following shall be a default hereunder:

(a) Debtor shall fail to pay any indebtedness owed to Secured Party when due according to the loan agreement and does not cure according to the terms of the loan agreement;

(b) Any reported financial statements, profit and loss statements, or other statements furnished by Debtor to Secured Party hereunder prove materially false or incorrect; or

(c) Any payment not received within seven (7) days of its due date, or;

(d) Any breach of any condition in this entire agreement by the borrower.

5. Remedies. In the event of any default hereunder, Secured Party (in its sole discretion), may do any one or more of the following:

(a) Declare any indebtedness secured hereby immediately due and payable including all interest and penalties;

(b) Enforce the security interest given hereunder pursuant to the California Uniform Commercial Code or any other law and enforce any other rights and remedies of Secured Party under any other Loan Document;

(c) Require Debtor to assemble the Collateral and make them available to Secured Party;

(d) Proceed in the foreclosure, and immediate access of Secured Party's security interest and sale of the Collateral in any manner permitted by law or this Agreement to the full extent of the money owed to Lender/Secured Party.

4. Miscellaneous.

(a) This Agreement shall be governed by and construed according to the laws of the State of California.

(b) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(c) All terms not defined herein are used as set forth in the California Uniform Commercial Code.

(d) In the event of any litigation or other dispute arising as a result of or by reason of this Agreement in any such litigation or other dispute, the Lender shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees in connection with settling or resolving such dispute. The attorneys' fees which shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees, Lender may also be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment. However, at no time shall the debtor be exempt from paying monies owed under this agreement and at no time shall the debtor be exempt from keeping the loan current. In the event of default under this agreement, the Lender shall be entitled to the maximum Loan and Interest fees as permissible by law.

(e) If any term of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms shall remain in full force and effect.

(f) This Agreement shall not be released, discharged, changed or modified in any manner, except by an instrument signed by a duly authorized officer or representative of both Debtor and Secured Party.

(g) All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to Debtor, to:

THE BLUEBOOK INTERNATIONAL
HOLDING COMPANY AND ANY AND ALL OF ITS SUBSIDIARY AND PARENT COMPANIES

21098 Bake Parkway Suite 100
Lake Forest, CA 92630
Phone: (949) 470-9534
Fax: (949) 470-9563
Attention: Mark A. Josipovich
Chief Executive Officer

with email, mail and facsimile copy to: Latham and Watkins
650 Town Center Drive,
20th Floor
Costa Mesa, CA 92626-1925

with email, mail and facsimile copy to:
Weinburg & Company Auditors
Attn: Victor Hollander
1925 Century Park East
16th Floor
Los Angeles, CA 90067

If to Secured Party to:
Daniel and Dorothy Josipovich
21391 Avenida Manantial
Lake Forest, Ca. 92630

(h) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed on the date set forth above.

"Debtor"

THE BLUEBOOK INTERNATIONAL HOLDING COMPANY AND ANY AND ALL OF ITS SUBSIDIARY AND PARENT COMPANIES

By: ______________________
Mark A. Josipovich
Chief Executive Officer

By: ______________________
Daniel T. Josipovich
Chief Operations Officer

"Secured Party"

By: ______________________
Daniel E. Josipovich

By: ______________________
Dorothy E. Josipovich